U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):
 December 12, 2002

1-800-ATTORNEY, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File No. 0-27994

Florida	59-3203301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
186 Industrial Center Drive Lake Helen, FL 32744 386-228-1000 (Address and telephone number of principal executive offices)

ITEM 4. Changes in Registrant's Certifying Accountant

    On December 12, 2002 the Registrant engaged Cacciamatta Accountancy Corporation, certified public accountants, as the Registrant's independent accountants to report on the Registrant's balance sheet as of December 31, 2002, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Cacciamatta Accountancy Corporation was approved by the Registrant's Board of Directors.

    During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Cacciamatta Accountancy Corporation, neither the Registrant nor anyone on the Registrant's behalf consulted with Cacciamatta Accountancy Corporation regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

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SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1-800-ATTORNEY, Inc.
Date: December 16, 2002	/s/ James M. Koller Chief Financial Officer

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